Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated December 20, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2025

Appendix A

1.	iShares 1-3 Year International Treasury Bond ETF
2.	iShares International Treasury Bond ETF
3.	iShares 20+ Year Treasury Bond BuyWrite Strategy ETF
4.	iShares High Yield Corporate Bond BuyWrite Strategy ETF
5.	iShares Investment Grade Corporate Bond BuyWrite Strategy ETF
6.	iShares Russell 2000 BuyWrite ETF
7.	iShares S&P 500 BuyWrite ETF
8.	iShares J.P. Morgan Broad USD Emerging Markets Bond ETF
9.	iShares J.P. Morgan USD Emerging Markets Bond ETF
10.	iShares 0-5 Year Investment Grade Corporate Bond ETF
11.	iShares Aaa - A Rated Corporate Bond ETF
12.	iShares BB Rated Corporate Bond ETF
13.	iShares Convertible Bond ETF
14.	iShares Floating Rate Bond ETF
15.	iShares USD Green Bond ETF
16.	iShares CMBS ETF
17.	iShares GNMA Bond ETF
18.	iShares Treasury Floating Rate Bond ETF
19.	iShares Core 1-5 Year USD Bond ETF
20.	iShares Core International Aggregate Bond ETF
21.	iShares iBonds 2025 Term High Yield and Income ETF
22.	iShares iBonds 2026 Term High Yield and Income ETF
23.	iShares iBonds 2027 Term High Yield and Income ETF
24.	iShares iBonds 2031 Term High Yield and Income ETF
25.	iShares iBonds Dec 2025 Term Corporate ETF
26.	iShares iBonds Dec 2026 Term Corporate ETF
27.	iShares iBonds Dec 2027 Term Corporate ETF
28.	iShares iBonds Dec 2028 Term Corporate ETF
29.	iShares iBonds Dec 2029 Term Corporate ETF
30.	iShares iBonds Dec 2030 Term Corporate ETF
31.	iShares iBonds Dec 2031 Term Corporate ETF
32.	iShares iBonds Dec 2034 Term Corporate ETF
33.	iShares 0-5 Year High Yield Corporate Bond ETF
34.	iShares Broad USD High Yield Corporate Bond ETF
35.	iShares ESG Advanced High Yield Corporate Bond ETF
36.	iShares Fallen Angels USD Bond ETF
37.	iShares U.S. Fixed Income Balanced Risk Systematic ETF
38.	iShares iBonds Dec 2030 Term Muni Bond ETF
39.	iShares iBonds Dec 2034 Term Treasury ETF
40.	iShares iBonds Dec 2044 Term Treasury ETF
41.	iShares iBonds Dec 2054 Term Treasury ETF
42.	iShares iBonds Oct 2034 Term TIPS ETF
43.	iShares iBonds Dec 2025 Term Muni Bond ETF
44.	iShares iBonds Dec 2026 Term Muni Bond ETF
45.	iShares iBonds Dec 2027 Term Muni Bond ETF
46.	iShares iBonds Dec 2028 Term Muni Bond ETF
47.	iShares iBonds Dec 2029 Term Muni Bond ETF
48.	iShares 0-5 Year TIPS Bond ETF
49.	iShares TIPS Bond ETF
50.	iShares U.S. Treasury Bond ETF
51.	iShares iBonds Dec 2025 Term Treasury ETF
52.	iShares iBonds Dec 2026 Term Treasury ETF
53.	iShares iBonds Dec 2027 Term Treasury ETF
54.	iShares iBonds Dec 2028 Term Treasury ETF

55.	iShares iBonds Dec 2029 Term Treasury ETF
56.	iShares iBonds Dec 2030 Term Treasury ETF
57.	iShares iBonds Dec 2031 Term Treasury ETF
58.	iShares iBonds Dec 2032 Term Treasury ETF
59.	iShares iBonds Dec 2033 Term Treasury ETF
60.	iShares iBonds 2028 Term High Yield and Income ETF
61.	iShares iBonds 2029 Term High Yield and Income ETF
62.	iShares iBonds 2030 Term High Yield and Income ETF
63.	iShares iBonds Oct 2025 Term TIPS ETF
64.	iShares iBonds Oct 2026 Term TIPS ETF
65.	iShares iBonds Oct 2027 Term TIPS ETF
66.	iShares iBonds Oct 2028 Term TIPS ETF
67.	iShares iBonds Oct 2029 Term TIPS ETF
68.	iShares iBonds Oct 2030 Term TIPS ETF
69.	iShares iBonds Oct 2031 Term TIPS ETF
70.	iShares iBonds Oct 2032 Term TIPS ETF
71.	iShares iBonds Oct 2033 Term TIPS ETF
72.	iShares iBonds Dec 2032 Term Corporate ETF
73.	iShares iBonds Dec 2033 Term Corporate ETF
74.	iShares Yield Optimized Bond ETF
75.	iShares Core Total USD Bond Market ETF

3